Sales Report:Supplement No. 42 dated Sep 21, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 421589
This series of Notes was issued and sold upon the funding of the borrower loan #38608, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction start date:	Aug-31-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-14-2009

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.50%	Starting monthly payment:	$65.84
Final lender yield:	8.95%	Final borrower rate/APR:	9.95% / 12.06%	Final monthly payment:	$64.49

Auction yield range:	4.18% - 10.38%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-1989	Debt/Income ratio:	27%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	20y 0m
Amount delinquent:	$0	Revolving credit balance:	$59,805	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	helpwithoutbanks	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off some credit cards
Purpose of loan:
This loan will be used to payoff some of my CC debt and to improve my rating. I am new to prosper and want to biuld my credit rating.? Also would like to take the interest from the bank and give to individuals like you.

My financial situation:
I am a good candidate for this loan because I pay my bills on time!? Went through a costly divorce and getting things back on track financially.

Monthly net income: $ 4600????

Monthly expenses: $?4200
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
lendme2 has bid a total of $84.17 in winning bids.
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: Can you explain the number of your revolving credit balance. - little_shark_J
A: They are: Amex, Discover, Discover,Visa,MC,Visa,MC, Credit line (bank overdraft) - some have zero or close to zero balance (Sep-09-2009)
Q: What is the current interest rate ( with $ balance amount ) on your credit cards / HELOC ? - manuvns
A: Rates on the credit cards: 3.9, 7.24, 13.24, 13.49, 19.99 (discover) I do have own a home (5% mortgage - NEVER late) (Sep-10-2009)
Q: Hey helpwithoutbanks-- I know it seems petty, but what were the 2 inquiries about? Thanks and best luck with your listing. - bondhedger
A: They were for my refi on the house that I continued to live in with the kids after the divorce. (Sep-10-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bid-wonder	$25.00	$25.00	8/31/2009 4:02:58 PM
hellasow	$25.00	$25.00	9/3/2009 12:35:22 PM
GALERXLoans	$30.00	$30.00	9/11/2009 6:57:31 AM
randsenterprise	$25.00	$25.00	9/11/2009 8:21:49 AM
Aubrei	$25.00	$25.00	9/11/2009 4:27:23 PM
trade-surgeon	$25.00	$25.00	9/11/2009 6:22:41 PM
Oak-Parker	$26.43	$26.43	9/11/2009 6:31:16 PM
4dlsmith	$50.29	$50.29	9/12/2009 9:59:02 AM
Galdis	$25.00	$25.00	9/13/2009 7:50:17 AM
gothampark	$25.00	$25.00	9/13/2009 3:48:31 PM
Charmart	$25.00	$25.00	9/13/2009 5:31:16 PM
outofoffice	$50.00	$50.00	9/13/2009 3:10:19 PM
fire_torf	$25.00	$25.00	9/14/2009 12:26:31 AM
bankojerry	$25.00	$25.00	9/13/2009 5:17:56 PM
suzanny	$25.00	$25.00	9/14/2009 7:43:27 AM
kf88	$50.00	$50.00	9/14/2009 9:11:49 AM
mtb06	$25.00	$25.00	9/14/2009 11:37:34 AM
investment-cluster	$25.00	$25.00	9/14/2009 1:05:33 PM
credit-coach118	$25.00	$25.00	9/14/2009 1:21:35 PM
birchbark86	$25.00	$25.00	9/14/2009 9:05:50 AM
MrSolution	$50.00	$50.00	9/14/2009 3:33:58 PM
bzanlo33	$50.00	$50.00	9/14/2009 3:36:21 PM
kinetic-social	$25.00	$25.00	9/14/2009 3:39:57 PM
LAKETIME	$25.00	$25.00	9/14/2009 12:44:37 PM
wwwUniversal	$25.00	$9.11	9/14/2009 2:45:37 PM
credithelper	$25.00	$25.00	9/14/2009 3:15:09 PM
Syzygy	$25.00	$25.00	9/3/2009 6:38:57 PM
fortytwo	$50.00	$50.00	9/9/2009 2:39:31 PM
liederhaus	$50.00	$50.00	9/9/2009 4:44:04 PM
admirable-credit	$25.00	$25.00	9/10/2009 9:13:13 PM
mclean_loaner	$50.00	$50.00	9/11/2009 4:47:13 PM
dhallii	$25.00	$25.00	9/12/2009 5:46:42 AM
RandyL3	$50.00	$50.00	9/11/2009 5:30:19 PM
NorCalBanker09	$25.00	$25.00	9/11/2009 6:35:20 PM
tenchi2777	$25.00	$25.00	9/12/2009 7:59:17 PM
lonix	$50.00	$50.00	9/12/2009 9:03:03 PM
JerryB96	$25.00	$25.00	9/12/2009 5:30:13 PM
JohnSmith10	$25.00	$25.00	9/13/2009 10:13:14 AM
McChan	$50.00	$50.00	9/12/2009 10:54:53 PM
dstolars	$25.00	$25.00	9/13/2009 1:46:03 PM
Mikale360	$25.00	$25.00	9/13/2009 3:13:43 PM
cjames84	$25.00	$25.00	9/14/2009 3:03:20 AM
zapquoc	$25.00	$25.00	9/14/2009 12:41:30 AM
bossyboots01	$25.00	$25.00	9/14/2009 3:38:38 AM
steveinflorida	$25.00	$25.00	9/14/2009 10:27:18 AM
bazaar-ruler	$25.00	$25.00	9/14/2009 7:18:17 AM
martymaniaman	$25.00	$25.00	9/14/2009 11:47:20 AM
maga	$100.00	$100.00	9/14/2009 8:38:35 AM
ultimatepaintball	$25.00	$25.00	9/14/2009 12:30:38 PM
mobius_titan	$25.00	$25.00	9/14/2009 10:35:19 AM
thegreatstrafe	$25.00	$25.00	9/14/2009 12:24:18 PM
lendme2	$84.17	$84.17	9/14/2009 12:44:02 PM
UCSBGAUCHOS	$25.00	$25.00	9/14/2009 1:52:27 PM
outdoorduck8	$25.00	$25.00	9/14/2009 2:21:02 PM
Mack_Inv	$25.00	$25.00	9/14/2009 11:48:55 AM
the-profit-oracle	$25.00	$25.00	9/14/2009 3:04:31 PM
rce1964	$25.00	$25.00	9/14/2009 3:16:52 PM
yu-rik	$50.00	$50.00	9/14/2009 3:32:30 PM
HomerdohNY	$25.00	$25.00	9/14/2009 1:43:32 PM
Ricajote	$50.00	$50.00	9/14/2009 2:16:39 PM
Feyenoord	$25.00	$25.00	9/14/2009 2:55:30 PM
Lear31	$25.00	$25.00	9/14/2009 3:41:46 PM
62 bids
Borrower Payment Dependent Notes Series 422059
This series of Notes was issued and sold upon the funding of the borrower loan #38556, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction start date:	Aug-28-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-11-2009

Starting lender yield:	10.99%	Starting borrower rate/APR:	11.99% / 15.59%	Starting monthly payment:	$33.21
Final lender yield:	7.24%	Final borrower rate/APR:	8.24% / 11.77%	Final monthly payment:	$31.45

Auction yield range:	4.18% - 10.99%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Feb-2000	Debt/Income ratio:	14%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	4 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	11	Length of status:	7y 6m
Amount delinquent:	$0	Revolving credit balance:	$37,469	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	83%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	SHG-and-Company	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Prosper Test Run
Purpose of loan:
This loan will be used to try out Prosper as a borrower.? I am also a Prosper lender.

My financial situation:
I am a good candidate for this loan because I have great credit history, payment history and have never filed for bankruptcy.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bid-wonder	$25.00	$25.00	8/30/2009 6:05:24 PM
BAEVentures	$25.00	$25.00	9/1/2009 8:30:25 PM
swissbanker	$50.00	$50.00	9/4/2009 10:48:18 PM
justin323	$25.00	$25.00	9/7/2009 4:08:20 AM
twerns	$25.00	$25.00	9/7/2009 1:29:39 PM
thegreatstrafe	$25.00	$25.00	9/9/2009 10:29:21 AM
e3oM	$40.00	$40.00	9/9/2009 10:34:42 PM
Svigel	$25.00	$25.00	9/10/2009 7:45:32 AM
Snoopylover	$25.00	$25.00	9/11/2009 6:04:27 AM
Alexander1776	$25.00	$25.00	9/11/2009 6:53:46 AM
gothampark	$25.00	$25.00	9/10/2009 7:06:25 PM
MoneyForNothing	$25.00	$25.00	9/11/2009 9:09:44 AM
bankojerry	$25.00	$25.00	9/10/2009 8:06:49 PM
suzanny	$25.00	$25.00	9/11/2009 7:00:29 AM
loan-eagle9	$25.00	$25.00	9/11/2009 10:04:47 AM
GALERXLoans	$30.00	$30.00	9/11/2009 7:02:08 AM
CULPEPPERGROUP	$25.00	$25.00	9/11/2009 12:47:36 PM
wwwUniversal	$25.00	$25.00	9/11/2009 3:43:55 PM
payontime1	$50.00	$50.00	9/11/2009 3:59:24 PM
BAEVentures	$25.00	$25.00	9/1/2009 8:27:54 PM
surferracerskaterboy	$50.00	$50.00	9/6/2009 10:14:57 AM
JerryB96	$25.00	$25.00	9/9/2009 10:28:20 AM
JCPlending	$25.00	$25.00	9/9/2009 11:23:09 AM
bkb7484	$25.00	$25.00	9/9/2009 6:14:55 PM
flshdaskll	$25.00	$25.00	9/9/2009 7:51:17 PM
Techne_Funds_LLC	$25.00	$25.00	9/10/2009 4:22:23 PM
Planecourage	$25.00	$25.00	9/10/2009 11:13:46 AM
OoM	$25.00	$25.00	9/10/2009 3:17:55 PM
mclean_loaner	$50.00	$50.00	9/10/2009 5:19:42 PM
Hogan55	$30.00	$30.00	9/11/2009 10:19:25 AM
GBlack	$25.00	$25.00	9/11/2009 10:25:23 AM
OregonDane	$25.00	$25.00	9/10/2009 7:53:30 PM
RIVERBEND	$25.00	$25.00	9/11/2009 10:17:34 AM
BradyKP	$25.00	$25.00	9/11/2009 1:51:57 PM
kinetic-social	$25.00	$25.00	9/11/2009 3:42:20 PM
35 bids
Borrower Payment Dependent Notes Series 422497
This series of Notes was issued and sold upon the funding of the borrower loan #38542, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,400.00	Prosper Rating:	HR	Auction start date:	Sep-02-2009
Term:	36 months	Estimated loss:	34.5%	Auction end date:	Sep-16-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$244.27
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$244.27

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	660-680 (Aug-2009)	Current / open credit lines:	3 / 3	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	17	Length of status:	6y 4m
Amount delinquent:	$767	Revolving credit balance:	$265	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$100,000+
Delinquencies in last 7y:	24	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	GAHeel	Borrower's state:	Georgia	Borrower's group:	LendersClub
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	11 ( 100% )	660-680 (Latest)
Principal borrowed:	$3,500.00	< mo. late:	0 ( 0% )	640-660 (Sep-2008) 520-540 (Aug-2008)
Principal balance:	$2,506.50	1+ mo. late:	0 ( 0% )
Total payments billed:	11
Description
Prosper lender seeking capital
Purpose of loan:
This loan will be used for a similar purpose of my previous Prosper loan - working capital for my business. My office landlord is struggling somewhat financially and has given me the offer to pay the next four months rent in advance and he won't increase my lease renewal at the beginning of the year. I want to help him out so I thought I would fund this through Prosper and help you out, too. I have never missed a Prosper payment with my last loan. This loan will pay that one off so my new net payment will less than what my office rent increase would be for next year so everybody wins!

Bid with confidence:
First of all, this loan will get paid by my business so the personal credit rating is somewhat irrelevant. To explain my situation, however, some of my past late payments from when I first started my own business have not yet been cleared off of my credit (7 yrs can be a long time but we've come a long way!).? Once my wife finished going back to school and got back in the workforce over?4 years ago we have pretty much stayed current.?? As you?can see my credit rating is trending up.? I am actually a B or C credit rating despite the?HR I am being given by Prosper due to the current delinquency listed on my credit.??The late payment listed is a mortgage payment on a rental property I own.? Our last tenants moved out and as new ones moved in this month the rent payment to me arrived a little late. It has been paid since.? I would have waited until next month for this to clear off of my credit report but need to get my landlord paid by early Sept to get the deal he is offering.

Most importantly, I have never missed a payment nor paid late on my previous Prosper loan.? I am a Prosper lender as well with over $1.3K invested and I?offer a great return on a solid investment!
Information in the Description is not verified.
Friends And Family Winning Bids
deadpanic has bid a total of $880.00 in winning bids.
"Happy to help a friend and neighbor (and fellow Tar Heel!)...I invested in your first loan and have enjoyed the consistent payments at an attractive rate. This one is a no-brainer for me. Thanks!"
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
Q: Any idea why you are showing 88% bankcard utilization when you only have $286 in revolving debt? Also, has the business been profittable? Is this a loan to encourage expansion or just to stay a float? What type of business? - BAEVentures
A: 88% card utilization is a gas card I carry with only a $300 limit (philosophically, I don't care for the credit card industry and therefore carry only this card for travel purposes). My business is profitable. I am an executive search consultant working with colleges and universities assisting them in recruiting deans, vice presidents, athletic administrators, etc. I also run a small publishing company and a real estate investment company. Excellent questions.....thanks for your interest! (Sep-03-2009)
Q: Not a question but a comment - though your delinquency record certainly give pause, I like that you've paid your previous loan on time. I've placed a bid. Good luck. - tigercat
A: I certainly understand and I would look at the same thing in assessing my investment here. We obviously had some hurdles in our earlier days of starting our business (now businesses) but you can take solace in not only the performance on the previous Prosper loan but also the fact that, even in those rough patches years ago, we always paid off all of our obligations in full. Thanks for your support! It will be worth your time (and money), I assure you! (Sep-05-2009)
Q: "paid by my business so the personal credit rating is somewhat irrelevant" Is your business a corporation? Who pays if your business cannot pay? - karmanxten
A: The main thing I mean by that is that this loan is for business use (just like my previous loan which has been paid consistently and on time) and will be repaid by my business which has a diversified, consistent income. I personally have additional income from rental properties and my wife also makes a decent salary as a full-time writer/editor for a government agency. Hope that helps. You can bid with confidence and thanks for your interest!!! (Sep-11-2009)
Q: One more last minute question. How fast do you plan to repay this loan? By the end of the year as if you were just paying your lease? - BAEVentures
A: The loan is for an up-front rent payment for the next 4 months (Sept, Oct, Nov, Dec) and in return the building owner will not increase my rent upon lease renewal in January. He has a large tax bill he needs to pay and wanted cash now. Since the net loan payment will actually be less than what my rent increase would have been, I planned to carry the loan into next year since my budget allows for it. I doubt I will carry it beyond 2010 and likely sooner than that (as receivables allow). (Sep-16-2009)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

BAEVentures	$25.00	$25.00	9/2/2009 7:02:36 PM
BAEVentures	$25.00	$25.00	9/2/2009 8:29:13 PM
BAEVentures	$100.00	$100.00	9/3/2009 7:25:36 AM
tigercat	$50.00	$50.00	9/4/2009 3:57:45 PM
gpuck	$25.00	$25.00	9/8/2009 4:31:22 AM
nimcha	$50.00	$50.00	9/8/2009 1:11:32 PM
deadpanic	$880.00	$880.00	9/11/2009 1:18:42 PM
KSgirl89	$100.00	$100.00	9/12/2009 1:15:52 AM
Iceman1347	$25.00	$25.00	9/14/2009 10:15:37 PM
kenL	$300.00	$300.00	9/14/2009 10:38:25 PM
mason752	$263.29	$263.29	9/15/2009 11:23:49 AM
Dollars4Rent	$25.00	$25.00	9/15/2009 12:07:54 PM
mixolydian247	$25.00	$25.00	9/15/2009 2:59:31 PM
aesop56	$100.00	$100.00	9/16/2009 9:47:47 AM
sunnygee	$40.00	$40.00	9/16/2009 11:14:22 AM
TMac	$50.00	$50.00	9/16/2009 12:26:56 PM
JMY1	$25.00	$25.00	9/16/2009 12:45:34 PM
careful-wealth	$25.00	$25.00	9/16/2009 3:18:29 PM
56bones	$25.00	$25.00	9/16/2009 1:46:16 PM
GS-ROCK	$100.00	$100.00	9/4/2009 8:05:54 PM
BAEVentures	$125.00	$125.00	9/4/2009 9:55:10 PM
jbloans	$25.00	$25.00	9/11/2009 4:27:04 PM
pi567	$59.00	$59.00	9/15/2009 8:52:42 PM
Terrah75	$30.00	$30.00	9/16/2009 12:07:59 AM
jeffe43	$50.00	$50.00	9/15/2009 8:54:18 PM
Engineer44	$40.00	$40.00	9/16/2009 10:41:42 AM
Lender12	$3,000.00	$2,393.00	9/16/2009 10:43:12 AM
credit-coach118	$25.00	$25.00	9/15/2009 11:11:21 PM
mikelance7	$25.00	$25.00	9/16/2009 12:45:41 PM
Bobusa	$25.00	$25.00	9/16/2009 1:26:29 PM
Bill88	$30.00	$30.00	9/16/2009 1:18:59 PM
credit-missile	$50.00	$50.00	9/16/2009 1:33:49 PM
Fargo109	$35.00	$35.00	9/16/2009 10:33:07 AM
branaa99	$29.71	$29.71	9/16/2009 3:15:31 PM
Rule62	$25.00	$25.00	9/16/2009 11:55:44 AM
charity_fundraiser	$100.00	$100.00	9/16/2009 2:12:47 PM
credit-missile	$50.00	$50.00	9/16/2009 4:09:19 PM
deepblue34	$25.00	$25.00	9/16/2009 4:11:43 PM
38 bids
Borrower Payment Dependent Notes Series 423575
This series of Notes was issued and sold upon the funding of the borrower loan #38606, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,400.00	Prosper Rating:	A	Auction start date:	Sep-08-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Sep-17-2009

Starting lender yield:	10.33%	Starting borrower rate/APR:	11.33% / 13.45%	Starting monthly payment:	$78.95
Final lender yield:	9.30%	Final borrower rate/APR:	10.30% / 12.41%	Final monthly payment:	$77.78

Auction yield range:	4.18% - 10.33%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.17%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Oct-1994	Debt/Income ratio:	10%
Credit score:	720-740 (Sep-2009)	Current / open credit lines:	7 / 5	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 6m
Amount delinquent:	$0	Revolving credit balance:	$2,475	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	30%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	0
Screen name:	Lifthead74	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	720-740 (Latest)
Principal borrowed:	$3,700.00	< mo. late:	0 ( 0% )	640-660 (Mar-2008)
Principal balance:	$1,771.32	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Moving Forward
? My wife, who is separated has filed for divorce.? I will use the loan to pay off an attorney fee to represent me in drafting a divorce agreement.? My wife has proposed a modest settlement offer.? However, she is from Russia and does not have a firm grasp of English.? She has no attorney.? Thus, an attorney I believe is necessary to ensure legal integrity.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Cai8899	$25.00	$25.00	9/8/2009 5:06:20 PM
don8ter	$60.00	$60.00	9/8/2009 5:07:04 PM
understanding-marketplace	$100.00	$100.00	9/8/2009 5:07:52 PM
greenback-floret	$25.00	$25.00	9/8/2009 5:08:01 PM
seasportsguy	$25.00	$25.00	9/8/2009 5:08:31 PM
crossborders	$25.00	$25.00	9/8/2009 5:09:56 PM
lagnisiruk	$25.00	$25.00	9/8/2009 5:06:29 PM
honorable-yield	$50.00	$50.00	9/8/2009 5:07:12 PM
LoanGiver	$25.00	$25.00	9/8/2009 5:09:15 PM
Cherrypicker06	$25.00	$25.00	9/8/2009 5:06:38 PM
testobsessed	$100.00	$100.00	9/8/2009 5:07:58 PM
Moron_Buffet	$25.00	$25.00	9/8/2009 5:09:00 PM
Halos2002	$50.00	$50.00	9/9/2009 6:16:05 AM
mikeandcat	$50.00	$50.00	9/9/2009 9:04:38 AM
gm93001	$25.00	$25.00	9/9/2009 2:44:57 PM
ok	$25.00	$25.00	9/9/2009 2:45:17 PM
buckyhead2000	$25.00	$25.00	9/11/2009 2:20:06 PM
bazaar-tulip	$25.00	$25.00	9/11/2009 3:10:50 PM
MidnightBank	$25.00	$25.00	9/11/2009 6:29:33 PM
LuckySF	$34.66	$34.66	9/12/2009 12:51:00 PM
bid-papyrus	$50.00	$50.00	9/12/2009 10:59:34 AM
blackstar	$25.00	$25.00	9/13/2009 1:20:21 PM
kinetic-diversification	$25.00	$25.00	9/13/2009 1:05:42 PM
goofy15975	$25.00	$25.00	9/13/2009 8:39:04 PM
engaging-worth	$30.00	$30.00	9/14/2009 9:36:52 AM
dealarella	$25.00	$9.34	9/14/2009 9:55:24 AM
rce1964	$25.00	$25.00	9/14/2009 3:18:15 PM
JB_Lender	$50.00	$50.00	9/15/2009 12:32:51 PM
bansir	$25.00	$25.00	9/15/2009 7:12:57 PM
Syzygy	$25.00	$25.00	9/8/2009 5:06:01 PM
cash-sensai2	$25.00	$25.00	9/8/2009 5:07:36 PM
bchen78875	$50.00	$50.00	9/8/2009 5:07:45 PM
five-star-justice	$36.00	$36.00	9/8/2009 5:09:39 PM
impartial-deal	$25.00	$25.00	9/8/2009 5:11:20 PM
nuclearmoose	$25.00	$25.00	9/8/2009 5:14:12 PM
skuba	$50.00	$50.00	9/8/2009 5:07:30 PM
elasermd	$50.00	$50.00	9/8/2009 5:08:09 PM
Kame	$25.00	$25.00	9/8/2009 5:09:04 PM
gold-tsunami	$25.00	$25.00	9/8/2009 5:09:35 PM
Sid-K	$50.00	$50.00	9/8/2009 5:07:20 PM
DukSerduk	$25.00	$25.00	9/8/2009 5:07:25 PM
personal-lender	$25.00	$25.00	9/8/2009 5:09:28 PM
rjleves	$25.00	$25.00	9/8/2009 5:09:48 PM
Hogpilot	$25.00	$25.00	9/9/2009 6:17:30 AM
noble-revenue	$100.00	$100.00	9/8/2009 5:12:59 PM
brocilybeef	$25.00	$25.00	9/8/2009 5:23:16 PM
yank918	$25.00	$25.00	9/8/2009 6:16:41 PM
ethicalhumanist	$25.00	$25.00	9/8/2009 6:33:58 PM
Coach2often	$50.00	$50.00	9/9/2009 3:11:26 PM
Artist_Blue	$25.00	$25.00	9/9/2009 5:57:16 PM
festivecpl	$50.00	$50.00	9/9/2009 7:59:20 PM
RICHMONDREB	$25.00	$25.00	9/9/2009 5:38:09 PM
Goodlender42	$25.00	$25.00	9/9/2009 6:12:11 PM
szetowski	$25.00	$25.00	9/10/2009 5:01:48 PM
bowdish1	$50.00	$50.00	9/11/2009 5:49:29 PM
jgar_O	$30.00	$30.00	9/12/2009 6:44:32 AM
compoundinterest	$50.00	$50.00	9/12/2009 12:45:10 PM
sas19	$25.00	$25.00	9/12/2009 10:04:52 AM
PrinceValium	$25.00	$25.00	9/12/2009 6:22:13 PM
LPSolutions	$25.00	$25.00	9/14/2009 2:46:39 AM
langdonx	$50.00	$50.00	9/14/2009 7:01:35 AM
Masterlender	$25.00	$25.00	9/14/2009 2:46:58 AM
rose88	$25.00	$25.00	9/14/2009 7:06:14 AM
all_of_that_one	$25.00	$25.00	9/14/2009 8:55:34 AM
marwadi-62	$100.00	$100.00	9/16/2009 6:07:45 AM
outofoffice	$75.00	$75.00	9/16/2009 9:14:23 PM
66 bids
Borrower Payment Dependent Notes Series 423703
This series of Notes was issued and sold upon the funding of the borrower loan #38610, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	C	Auction start date:	Sep-10-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Sep-14-2009

Starting lender yield:	20.06%	Starting borrower rate/APR:	21.06% / 23.31%	Starting monthly payment:	$75.41
Final lender yield:	19.05%	Final borrower rate/APR:	20.05% / 22.29%	Final monthly payment:	$74.38

Auction yield range:	8.18% - 20.06%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1985	Debt/Income ratio:	23%
Credit score:	680-700 (Sep-2009)	Current / open credit lines:	13 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	2y 2m
Amount delinquent:	$0	Revolving credit balance:	$4,402	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	80%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	10	Homeownership:	No
Inquiries last 6m:	0
Screen name:	TexVend	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	680-700 (Latest)
Principal borrowed:	$1,499.00	< mo. late:	0 ( 0% )	620-640 (Feb-2008) 620-640 (Dec-2007) 680-700 (May-2007)
Principal balance:	$439.77	1+ mo. late:	0 ( 0% )
Total payments billed:	27
Description
Help Me Grow My Vending Business
Purpose of loan:
I have an existing Prosper loan for this same purpose.? See http://www.prosper.com/lend/listing.aspx?listingID=134003 for more info.? I have had this loan for more than 2 years and am always current. Once again, I intend to use this Prosper loan to increase the number of vending machines and product.? This is a viable business that works well for me and I have proven that I can make a good business out of it.? I just want to grow bigger than I am already.? I have had this business for 4 years now and will be in this business for many years to come.? In 2007 when I got my first prosper loan, the business grossed $3500 for the year.? 2008 saw it at $5200, and this year to date is already at $6000 gross.

My plan for the money includes the purchase of new equpipment; 24 small toy vending machines and enough toy product to fill them for 2 service cycles.? Based on my existing income from similar machines, I expect to receive about $30 a month gross from each machine.

My financial situation:
All of my other accounts are, and have always been up-to date. I keep my business accounts separate from my personal accounts, and I reinvest 100% of the profits back into the business.? Tax records can be provided on request.? My business currently enjoys an income of over $550 a month gross, and even with the previous Prosper loan payment, it can pay for a new Prosper loan with ease.

Monthly net income: $7,000 (From my JOB ONLY, not from the Vending business) but it does include my wife's income and child support.? I pay $600 a month for child support, but that comes off the gross, not the net shown above.? So the $7000 is with the child support already removed.? We have a 4 kids so the household and grocery expenses are kinda high.?

The delinquencies you see are from when I almost lost my house.? I was fortunate enough to sell my house before going to foreclosure.? This occured 2 years ago.

Monthly expenses: $5800
Housing: $ 1,300 rent
Insurance: $220 - 3 drivers
Car expenses: $780 (2 vehicles).? One care will be paid off in 6 months.
Gas: $250
Utilities: $450
Phone: $200 (6 phone family plan)?
cable, internet: $75?
Food, entertainment: $700
Clothing, household expenses $1200
Credit cards and other loans:
?3 loans,?4 CC's???
Loan #1: $240.00/mo
Loan #2: $212.00/mo
Loan #3: $ 50.00/mo <-previous prosper loan will end in 6 months.
CC #1:?? $100.00/mo
CC #2:?? $ 30.00/mo
CC #3:?? $ 15.00/mo
CC #4:?? $ 15.00/mo
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

elated-justice	$25.00	$25.00	9/10/2009 4:16:54 PM
skuba	$25.00	$25.00	9/10/2009 4:17:18 PM
unclejaef	$25.00	$25.00	9/10/2009 4:19:39 PM
honorable-yield	$25.00	$25.00	9/10/2009 4:19:46 PM
SNH	$25.00	$25.00	9/10/2009 4:19:55 PM
mathprof	$25.00	$25.00	9/10/2009 4:20:06 PM
Champpilot	$50.00	$50.00	9/10/2009 4:20:52 PM
nodrivelpls	$25.00	$25.00	9/10/2009 4:21:15 PM
PhalanxBulldog	$25.00	$25.00	9/10/2009 4:18:28 PM
mason13a	$25.00	$25.00	9/10/2009 4:19:04 PM
CarDealer3070	$25.00	$25.00	9/10/2009 4:19:22 PM
don8ter	$25.00	$25.00	9/10/2009 4:20:45 PM
Aquani	$50.00	$50.00	9/10/2009 4:20:59 PM
VentureExplorer	$25.00	$25.00	9/10/2009 4:21:32 PM
wwwUniversal	$25.00	$25.00	9/10/2009 4:17:02 PM
five-star-justice	$36.00	$36.00	9/10/2009 4:17:05 PM
crazycool	$25.00	$25.00	9/10/2009 4:17:17 PM
Josta	$50.00	$50.00	9/10/2009 4:17:55 PM
pure-deal6	$25.00	$25.00	9/10/2009 4:19:26 PM
socialbanker	$25.00	$25.00	9/10/2009 4:19:42 PM
thedreamer	$25.00	$25.00	9/10/2009 4:20:27 PM
fizwahh	$30.00	$30.00	9/10/2009 4:20:41 PM
jbarron	$25.00	$25.00	9/10/2009 4:21:24 PM
IPG1	$25.00	$25.00	9/10/2009 4:26:47 PM
marwadi-62	$50.00	$50.00	9/11/2009 3:38:19 PM
Syzygy	$25.00	$25.00	9/11/2009 2:36:39 PM
Gaelicman	$50.00	$50.00	9/12/2009 2:17:49 PM
SpotLending	$50.00	$50.00	9/12/2009 8:08:15 AM
festivecpl	$25.00	$25.00	9/12/2009 4:41:08 PM
Cai8899	$25.00	$25.00	9/10/2009 4:18:08 PM
Clambake	$50.00	$50.00	9/10/2009 4:18:15 PM
ScottW	$25.00	$25.00	9/10/2009 4:18:22 PM
Hogpilot	$25.00	$25.00	9/10/2009 4:18:52 PM
ianakacg	$25.00	$25.00	9/10/2009 4:19:31 PM
GElender	$50.00	$50.00	9/10/2009 4:20:16 PM
zeelender	$25.00	$25.00	9/10/2009 4:21:05 PM
orindalender	$25.00	$25.00	9/10/2009 4:21:29 PM
standanddeliver	$25.00	$25.00	9/10/2009 4:21:39 PM
GMPK_TLAS	$45.00	$45.00	9/10/2009 4:17:29 PM
techvet	$25.00	$25.00	9/10/2009 4:17:34 PM
educationfirst	$25.00	$25.00	9/10/2009 4:17:51 PM
KLCRAY	$50.00	$50.00	9/10/2009 4:18:06 PM
profit33r	$25.00	$25.00	9/10/2009 4:19:01 PM
Sam65	$25.00	$25.00	9/10/2009 4:19:35 PM
Moron_Buffet	$25.00	$25.00	9/10/2009 4:19:50 PM
anton	$25.00	$25.00	9/10/2009 4:19:59 PM
personal-lender	$25.00	$25.00	9/10/2009 4:20:19 PM
Elbanko	$25.00	$25.00	9/10/2009 4:20:24 PM
888168	$25.00	$25.00	9/10/2009 4:20:36 PM
hopethisworks	$50.00	$50.00	9/10/2009 4:21:10 PM
Bigheadboy	$25.00	$25.00	9/10/2009 4:17:01 PM
asset-numero-uno	$50.00	$50.00	9/10/2009 4:17:08 PM
slymoose	$25.00	$25.00	9/10/2009 4:17:41 PM
chicco	$80.00	$80.00	9/10/2009 4:18:43 PM
lagnisiruk	$25.00	$25.00	9/10/2009 4:18:56 PM
best-platinum-persimmon	$25.00	$25.00	9/10/2009 4:19:11 PM
jeg3k	$25.00	$25.00	9/10/2009 4:19:16 PM
Artist_Blue	$25.00	$25.00	9/10/2009 4:20:12 PM
wayman	$50.00	$34.00	9/10/2009 4:21:44 PM
OoM	$25.00	$25.00	9/10/2009 5:03:30 PM
lavb23	$25.00	$25.00	9/11/2009 11:43:20 AM
interstellar	$50.00	$50.00	9/11/2009 3:17:09 PM
LanceLink	$25.00	$25.00	9/12/2009 3:52:25 PM
witty-compassion	$25.00	$25.00	9/11/2009 11:57:06 PM
64 bids
Borrower Payment Dependent Notes Series 422032
This series of Notes was issued and sold upon the funding of the borrower loan #38609, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction start date:	Aug-28-2009
Term:	36 months	Estimated loss:	8.5%	Auction end date:	Sep-11-2009

Starting lender yield:	23.61%	Starting borrower rate/APR:	24.61% / 26.91%	Starting monthly payment:	$98.88
Final lender yield:	11.45%	Final borrower rate/APR:	12.45% / 14.59%	Final monthly payment:	$83.57

Auction yield range:	8.18% - 23.61%	Estimated loss impact:	8.75%
Lender servicing fee:	1.00%	Estimated return:	2.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Dec-1995	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-780 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	35	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	kinespirit	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal fitness studio expansion
Purpose of loan:
This loan will be used to better market and expand the fintess studios I?own with my business partner. The studio brand name is Kinespirit, We?own and operate two studios in the New York City area specializing in Gyrotonic exercise and Pilates. Our customer service focus as well as committment to client goals and achievement have made us a premier studio destination for mind and body fitness in New York City. We plan to use the proceeds of this loan?for two main efforts:

1) Increase our marketing efforts in order to increase our client base.
2) Begin to expand our retail offerings, including starting to create our own line of high margin Pilates DVD, media, and products

My financial situation:
We are great candidates for a loan because our businesses are in fact profitable on a total of over 800k in revenue a year - even in this down economy.?Both my business partner and I have credit scores over 740. We have proudly never missed any kind of payment or obligation since our business opened its doors in September of 2006. In addition, we are both home owners.

In addition, my family is?a 2 income household with no kids. We have a combined income well above $100,000+.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Looks like you have interesting business. Could you provide the net income and itemized expenses? Is your fitness studio fully equipped? Thanks. - cybercop45
A: Itemized expenses will be difficult to do in this form, since there a ton of line items. But Net Income across the 2 studios is on target for about 50k this year on total sales of 850k or so. Both of our locations are fully equipped Gyrotonic studios, and our downtown location is also fully equipped for Pilates. (Sep-04-2009)
Q: Hi, per your prior response, you mention that you project your 2 locations will net $50k apiece this year ($100k total). If you split your business with your partner, how is your stated income over $100k? - SweetHomeChicago
A: The 50k net is the combined total of both locations. Also, as owner-operators, NY State requires my partner &I to take salaries. So the 50k net is AFTER our salaries. Finally, the 100k+ is my personal family household income and in fact its above 200k (thanks to Hubby's salary). Prosper loans are still based solely on personal credit - not a business' fundementals. The purpose of the loan IS business oriented, but Prosper views this as a loan to me - and asks me what my household income is. (Sep-07-2009)
Q: Hey kinespirit-- before I bid for more, what caused the 2 inquiries in the last six months. Thanks in advance and good luck with your listing. - bondhedger
A: Thanks for the question. Both of the recent inquiries were related to credit checks done by standard financial institutes when our company was looking at doing some traditional bank financing. They do not represent any kind of negative - they were just credit checks. (Sep-08-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$2,500.00	$2,500.00	9/11/2009 4:07:28 PM
1 bids
Borrower Payment Dependent Notes Series 422426
This series of Notes was issued and sold upon the funding of the borrower loan #38621, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction start date:	Aug-31-2009
Term:	36 months	Estimated loss:	25.0%	Auction end date:	Sep-14-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$113.09
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$113.09

Auction yield range:	17.18% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-1992	Debt/Income ratio:	5%
Credit score:	620-640 (Jul-2009)	Current / open credit lines:	4 / 5	Employment status:	Full-time employee
Now delinquent:	4	Total credit lines:	43	Length of status:	3y 3m
Amount delinquent:	$580	Revolving credit balance:	$6	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 3	Bankcard utilization:	1%	Stated income:	$100,000+
Delinquencies in last 7y:	2	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	4KidsAndAWife	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	17 ( 100% )	620-640 (Latest)
Principal borrowed:	$1,500.00	< mo. late:	0 ( 0% )	600-620 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
2nd loan - Pay Doctor Bills
Purpose of loan:
My wife and I have 4 kids.? My oldest is going to college this fall and he is 18.? We then have a 13 year old son, a 12 year old daughter, and a 10 year old daughter.??

With 4 kids our medical bills are?really placing a burdon on us.? Currently I?literally?have 17 different?medical accounts that I am paying on.? I have found myself paying out a large amount of money each month ($595 per month) on medical bills.? A lot of the bills are small, just a few hundred dollars that the insurance did not pay, however, the doctors / hospitials want a set $ amount for the payment.? That would be fine except for the fact that when you have 17 of them, it adds up quick.

Emergency Phys Of Delaware Co $30.00
St. Vincent Hospital And Health $30.00
Urology of Indiana, LLC $30.00
Marion General Radiology $30.00
Label Medical Arts $30.00
St. Vincent Hospital And Health $30.00
Emergency Medicine Of IN PC $30.00
MFGW Surgery Center, LLC $30.00
Life Watch $30.00
Marion Pediatrics $30.00
Ball Memorial hospital $35.00
Marion General Radiology $30.00
Medical Group Of Fort Wayne $50.00
Medical Group Of Fort Wayne $50.00
Bruner Dental Center $50.00
Marion General Hospital $80.00?

?We are hoping to obtain a loan here (this will be my 2nd loan, I paid the first one off early and never missed a payment.) and get the medical bills under control.

My financial situation:
I make a very good income as a Sr. ASP.NET / C# / SQL Server developer. I have been in this line of work for 20+ years. I have been with my current employer for about 3 and a half years. I develop software used by school systems. Prior to this I developed medical software for one of the leading software developers in the nation. My wife is a licensed teacher and works teaching reading to elementary school kids under a Title-1 grant position.?

Monthly net income: $
I make $125k / year and my wife makes $18k / year.? We bring home, after taxes and medical ins, about $7k / month.

Monthly expenses: $
Housing: $ 1190 (1st and 2nd Mort)
Insurance: $ 500 (Home / Auto / Life / Medical)
Car expenses: $ 300.00
Utilities: $ 400.00
Phone, cable, internet: $ 400.00
Food, entertainment: $ 800.00
Clothing, household expenses $ 200.00
Credit cards and other loans: $ 250.00 (Credit Cards) -- $400 Other
Other expenses: $ 200.00
Doctor Bills $600.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	8/31/2009 3:54:35 PM
tashara	$25.00	$25.00	9/14/2009 3:41:41 PM
karmanxten	$2,475.00	$2,420.00	9/14/2009 2:24:11 PM
Bill88	$30.00	$30.00	9/14/2009 3:06:13 PM
4 bids
Borrower Payment Dependent Notes Series 422620
This series of Notes was issued and sold upon the funding of the borrower loan #38612, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	D	Auction start date:	Sep-02-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Sep-13-2009

Starting lender yield:	29.08%	Starting borrower rate/APR:	30.08% / 32.46%	Starting monthly payment:	$127.49
Final lender yield:	29.08%	Final borrower rate/APR:	30.08% / 32.46%	Final monthly payment:	$127.49

Auction yield range:	11.18% - 29.08%	Estimated loss impact:	10.73%
Lender servicing fee:	1.00%	Estimated return:	18.35%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Dec-1998	Debt/Income ratio:	26%
Credit score:	720-740 (Aug-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	29	Length of status:	3y 7m
Amount delinquent:	$71	Revolving credit balance:	$7,722	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	StrongmanMatt	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
No way a D!? 720-740 Credit Rating!
Purpose of loan:
This loan will be used to?
In February my family purchased a 2 year old, nice, forclosed home close to the school where my wife and I are both teachers. The home was in good condition, but desperately needed plumbing work, a fence, and new carpets/flooring as the previous owners had?pets that had destroyed the floors of this beautiful home. We opted to pay for most of the improvements out of our pocket, but need to recoup some of the cost, so that we may finish our repairs.

My financial situation:
I am a good candidate for this loan because?
My wife and I have been teachers in the same school district for 5 years. We are very responsible people with with very little revolving debt (the revolving debt on my credit rating is for hardwood flooring that we put in the home on a 0% interest rate direct from the flooring company) . I do not own a credit card, nor will I. I have EXCELLENT credit as can be noted by my FICO score in the 720-740 range. I also just finished my masters degree in March of this year and will be looking to move to an administrative (principal) position next year. Please help us reduce the financial strain of purchasing a home and making the proper improvements so that our home is a safe, clean place to raise our family.

This loan WILL be paid off within?18 months?and I will double my first payment on the first day the loan is funded?to prove how serious we are about our credit and paying this loan off. Also, of course the loan will be paid through automatic deductions each month for further peace of mind.

Note: The delinquent account is for a library book that was returned years ago and has been disputed with all the credit reporting agencies.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

secobarbital	$25.00	$25.00	9/2/2009 4:25:28 PM
personal-lender	$25.00	$25.00	9/2/2009 4:32:36 PM
thedreamer	$50.00	$50.00	9/2/2009 4:27:25 PM
CarDealer3070	$30.00	$30.00	9/3/2009 3:41:00 PM
FeedTheMachine	$25.00	$25.00	9/4/2009 6:08:56 AM
Kaj	$25.00	$25.00	9/4/2009 10:58:35 AM
anton	$25.00	$25.00	9/4/2009 11:03:52 AM
lagnisiruk	$25.00	$25.00	9/4/2009 11:04:24 AM
dinero-mason	$50.00	$50.00	9/4/2009 11:24:40 AM
goofy15975	$25.00	$25.00	9/4/2009 3:55:50 PM
honorable-yield	$25.00	$25.00	9/4/2009 3:40:20 PM
festivecpl	$25.00	$25.00	9/5/2009 2:22:29 PM
Artist_Blue	$25.00	$25.00	9/5/2009 4:25:48 PM
credit-bloom	$25.00	$25.00	9/5/2009 7:19:00 PM
YoungSuccessLLC	$25.00	$25.00	9/7/2009 11:25:18 AM
CPAMAN	$25.00	$25.00	9/7/2009 12:50:30 PM
kmavm	$25.00	$25.00	9/7/2009 4:24:18 PM
DramaticGopher	$25.00	$25.00	9/8/2009 10:01:06 AM
noble-revenue	$25.00	$25.00	9/8/2009 10:07:28 AM
UCLA4life	$25.00	$25.00	9/8/2009 1:48:02 PM
tigercat	$50.00	$50.00	9/8/2009 8:14:50 PM
slcchad	$25.00	$25.00	9/9/2009 8:00:01 AM
mrbill5548	$50.00	$50.00	9/9/2009 12:54:30 PM
punctual-worth	$25.00	$25.00	9/9/2009 5:33:41 PM
ChrisTJ	$25.00	$25.00	9/9/2009 5:34:46 PM
JRockdown	$25.00	$25.00	9/9/2009 8:27:00 PM
FriendInSeattle	$100.00	$100.00	9/9/2009 11:01:01 PM
Streetfighter	$200.00	$200.00	9/10/2009 5:52:03 AM
Georgetastic	$25.00	$25.00	9/10/2009 4:48:28 PM
bid-papyrus	$25.00	$25.00	9/10/2009 4:46:10 PM
KiwiElf	$25.00	$25.00	9/11/2009 12:10:36 PM
wampum-proton	$25.00	$25.00	9/10/2009 11:19:29 PM
IPG1	$25.00	$25.00	9/11/2009 6:30:27 AM
jlr613	$25.00	$25.00	9/11/2009 9:52:37 AM
buckskin1234	$50.00	$44.61	9/11/2009 3:41:32 PM
karmanxten	$35.63	$35.63	9/11/2009 8:01:32 PM
Masterlender	$25.00	$25.00	9/12/2009 11:20:55 AM
MidnightBank	$25.00	$25.00	9/12/2009 8:15:44 AM
equitylender	$50.00	$50.00	9/11/2009 7:36:43 PM
monstersdad	$50.00	$50.00	9/12/2009 4:54:23 PM
unequivocal-velocity	$50.00	$50.00	9/12/2009 2:03:09 PM
jpf27	$50.00	$50.00	9/13/2009 9:30:40 AM
wiacf1	$66.00	$66.00	9/13/2009 6:59:30 AM
crenen139	$25.00	$25.00	9/12/2009 5:30:37 PM
flippet	$36.47	$36.47	9/13/2009 9:53:09 AM
delivery	$25.00	$25.00	9/2/2009 4:27:28 PM
JohnSmallberries	$25.00	$25.00	9/2/2009 4:37:27 PM
Halos2002	$50.00	$50.00	9/3/2009 8:22:25 AM
Sateesh	$31.66	$31.66	9/3/2009 1:31:01 PM
SNH	$25.00	$25.00	9/3/2009 7:45:34 PM
GMPK_TLAS	$25.00	$25.00	9/4/2009 10:58:57 AM
Mantis75	$25.00	$25.00	9/4/2009 4:04:45 PM
YQQ	$25.00	$25.00	9/5/2009 7:20:29 AM
AF_Trust	$25.00	$25.00	9/5/2009 10:00:49 PM
Dreams4Cash	$25.00	$25.00	9/5/2009 9:38:48 PM
asset-numero-uno	$25.00	$25.00	9/5/2009 10:00:36 PM
seisen	$50.00	$50.00	9/6/2009 10:47:21 PM
yomanie	$25.00	$25.00	9/7/2009 4:21:19 PM
JDFuego	$25.00	$25.00	9/7/2009 5:31:32 PM
fortytwo	$25.00	$25.00	9/7/2009 4:23:07 PM
mathprof	$25.00	$25.00	9/7/2009 4:23:47 PM
testobsessed	$100.00	$100.00	9/7/2009 4:21:20 PM
Streetfighter	$100.00	$100.00	9/8/2009 6:03:59 AM
MicroPod	$25.00	$25.00	9/7/2009 7:41:07 PM
affluence-tycoon	$50.00	$50.00	9/8/2009 4:49:57 PM
Bank_of_Smitty33	$25.00	$25.00	9/8/2009 3:47:26 PM
support	$50.00	$50.00	9/9/2009 12:46:15 PM
buffalobills	$25.00	$25.00	9/9/2009 3:14:44 PM
lasalle123	$50.00	$50.00	9/9/2009 9:33:09 AM
wwwUniversal	$25.00	$25.00	9/9/2009 12:42:05 PM
MissionMicroFinance	$25.00	$25.00	9/9/2009 5:34:09 PM
rmachi	$25.00	$25.00	9/9/2009 5:54:45 PM
firewomin	$25.00	$25.00	9/9/2009 6:51:57 PM
fairgirl	$25.00	$25.00	9/10/2009 7:34:08 AM
bazaar-tulip	$25.00	$25.00	9/10/2009 2:16:16 PM
56bones	$25.00	$25.00	9/12/2009 10:15:25 AM
ZOOOM	$55.56	$55.56	9/12/2009 2:48:02 PM
runner262	$25.00	$25.00	9/11/2009 8:39:30 PM
PotBellyPete	$25.00	$25.00	9/11/2009 8:40:24 PM
festivecpl	$100.00	$100.00	9/12/2009 4:50:02 PM
Carne_Chung	$25.07	$25.07	9/12/2009 8:14:43 AM
westsidehighway	$25.00	$25.00	9/12/2009 4:14:35 PM
mrbill5548	$25.00	$25.00	9/12/2009 10:50:10 AM
83 bids
Borrower Payment Dependent Notes Series 423154
This series of Notes was issued and sold upon the funding of the borrower loan #38607, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	AA	Auction start date:	Sep-08-2009
Term:	36 months	Estimated loss:	0.6%	Auction end date:	Sep-14-2009

Starting lender yield:	9.04%	Starting borrower rate/APR:	10.04% / 13.60%	Starting monthly payment:	$32.29
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 13.56%	Final monthly payment:	$32.27

Auction yield range:	3.18% - 9.04%	Estimated loss impact:	0.61%
Lender servicing fee:	1.00%	Estimated return:	8.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Nov-1993	Debt/Income ratio:	26%
Credit score:	800-820 (Sep-2009)	Current / open credit lines:	18 / 15	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	33	Length of status:	7y 0m
Amount delinquent:	$0	Revolving credit balance:	$68,956	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	55%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	sparkling-payment3	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off a credit card
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Iwantahelp	$25.00	$25.00	9/8/2009 10:38:39 AM
PalmTreeIsland	$50.00	$50.00	9/8/2009 11:31:28 AM
responsibility-butterfly	$25.00	$25.00	9/8/2009 10:38:24 AM
blot44	$50.00	$50.00	9/8/2009 7:30:10 PM
Shelby2082	$25.00	$25.00	9/9/2009 6:13:31 AM
BAEVentures	$25.00	$25.00	9/8/2009 8:05:48 PM
Onlyhappycustomers	$25.00	$25.00	9/9/2009 6:00:15 AM
OoM	$25.00	$25.00	9/9/2009 4:07:37 PM
hellasow	$25.00	$25.00	9/9/2009 6:04:22 PM
little_shark_J	$25.00	$25.00	9/9/2009 6:11:33 PM
fair_rates	$25.00	$25.00	9/10/2009 10:34:27 AM
minista	$25.00	$25.00	9/10/2009 5:04:44 PM
KHU2-B	$25.00	$25.00	9/10/2009 4:58:00 PM
ajk_blue	$25.00	$25.00	9/11/2009 6:49:45 AM
WhiteGiant	$25.00	$25.00	9/11/2009 4:26:39 PM
Tylerh	$100.00	$100.00	9/13/2009 3:55:32 PM
CorporateT00l	$25.00	$25.00	9/8/2009 11:29:08 AM
greenback-floret	$25.00	$25.00	9/8/2009 11:00:21 AM
Veridic	$25.00	$25.00	9/8/2009 10:53:36 AM
Gold_Coin	$25.00	$25.00	9/8/2009 11:32:57 AM
Syzygy	$25.00	$25.00	9/8/2009 11:52:18 AM
payontime1	$50.00	$50.00	9/8/2009 4:48:49 PM
wwwUniversal	$150.00	$89.80	9/9/2009 5:12:18 PM
CULPEPPERGROUP	$25.00	$25.00	9/10/2009 4:38:48 AM
Loan_Stranger	$50.00	$50.00	9/10/2009 10:30:53 AM
MidnightBank	$25.00	$25.00	9/10/2009 5:02:09 PM
SchaeferJ	$25.00	$25.00	9/10/2009 5:04:27 PM
108lender	$35.20	$35.20	9/11/2009 10:54:27 PM
saahilld	$25.00	$25.00	9/14/2009 2:03:35 AM
Vegan-Girl	$25.00	$25.00	9/14/2009 5:17:33 AM
30 bids
Borrower Payment Dependent Notes Series 423442
This series of Notes was issued and sold upon the funding of the borrower loan #38620, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,500.00	Prosper Rating:	HR	Auction start date:	Sep-09-2009
Term:	36 months	Estimated loss:	19.0%	Auction end date:	Sep-11-2009

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 23.25%	Starting monthly payment:	$169.54
Final lender yield:	17.45%	Final borrower rate/APR:	18.45% / 20.67%	Final monthly payment:	$163.70

Auction yield range:	17.18% - 20.00%	Estimated loss impact:	19.96%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Dec-1984	Debt/Income ratio:	20%
Credit score:	600-620 (Aug-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	9y 11m
Amount delinquent:	$0	Revolving credit balance:	$8,258	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	97%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	13	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Fehu	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	600-620 (Latest)
Principal borrowed:	$1,800.00	< mo. late:	0 ( 0% )	600-620 (Jul-2009) 540-560 (Jun-2008) 520-540 (Dec-2007)
Principal balance:	$1,272.65	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Illuminated Sign for O2 Day Spa
No lates or delinquencies listed are ex's not mine and over 5 yrs old.

Purpose of loan:
These funds will be used for an? illuminated sign for the front of my business.

The importance of the illuminated sign on the front of the building: Our strip mall sits off the roadway and the city does not allow signage at the road. Therefore it is imperative to have a large neon or illuminated sign on the building so it is visible from the two major roads that go by the Spa. Many that have heard of us can not find us. This is a huge market we are missing. In this economy well placed and visible signage gives one the edge to succeed. I am confident with this new added signage business will sky rocket!

* I am proud to say I have 5 part time employees. I have created jobs!* $100,000 in equipment and furnishings with no debt (accept the lease and m/product)* My motto: ?Respect for self; Respect for others; and Responsibility for all your actions."

My financial situation: I am a good candidate for this loan because??I am a responsible business woman with 30 yrs. of?successful business experience.?I have a great job I have been at for 9 years?with a good income. I pay my bills on time. My Credit scores are going up. No late payments on any of my bills.

Monthly net income: $ 3,166
Monthly expenses:???
Housing: $?850
Insurance: $ 100?
Car expenses: $?300??
Utilities: $ 400?
Phone, cable, internet: $ 150?
Food, entertainment: $ 400?
Clothing, household expenses $?60?
Credit cards and other loans: $ 300
Other expenses: $?0

Update to lenders: I have never been late or missed any payments on any debt since the last loan. My points are up over 40 points and my Day Spa is up and running. I have over 100 new clients and growing daily. I have kept my loan and paid my lenders interest for over 1 yr as promised.

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

IM-SHARKY	$4,500.00	$4,500.00	9/9/2009 6:26:33 PM
1 bids